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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of report (Date of earliest event reported): November 14, 2003


                              ODD JOB STORES, INC.
             (Exact Name of Registrant as Specified in Its Charter)



                                      OHIO
                 (State or Other Jurisdiction of Incorporation)

            0-21597                                34-1830097
  (Commission File Number)             (I.R.S. Employer Identification No.)

            200 HELEN STREET
          SOUTH PLAINFIELD, NJ                        07080
(Address of Principal Executive Offices)           (Zip Code)

                                  908-222-1000
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

           (a) On November 14, 2003, as a result of certain transactions, Odd Job Stores, Inc. (the "Company") acquired from Amazing Savings Holding LLC ("Amazing Savings") substantially all of its business and operations relating to its upscale retail closeout business with 14 locations.

           More specifically, pursuant to a merger agreement, dated November 14, 2003, by and among Amazing Savings, OJSAC, Inc., a wholly-owned subsidiary of Amazing Savings ("OJSAC"), and the Company (the "Merger Agreement"), OJSAC merged into the Company, 8,184,804 shares of common stock of the Company held by OJSAC prior to the Merger Agreement were cancelled, the Company, in effect, assumed $10 million principal amount of indebtedness of OJSAC and Amazing Savings received, as merger consideration, 4,851,471 shares of common stock of the Company. In addition, pursuant to an asset purchase agreement, dated November 14, 2003, between Amazing Savings and the Company (the "Asset Purchase Agreement"), the Company acquired substantially all of the business and operations of Amazing Savings and Amazing Savings received, in consideration therefor, 5,200,000 shares of common stock of the Company.

           The amount of merger consideration paid pursuant to the Merger Agreement and the purchase price paid pursuant to the Asset Purchase Agreement were the result of negotiations between Amazing Savings and the Company, as represented by a special committee of the Company's Board of Directors formed for the purpose of reviewing the transactions, and their respective legal and financial advisors. The special committee and the Board received an opinion of Ryan Beck & Co. to the effect that the transaction was fair from a financial point of view to the Company and its shareholders (other than Amazing Savings and its affiliates).

           Amazing Savings is now the direct beneficial owner of 10,051,471 shares of common stock of the Company constituting approximately 92.0% of the outstanding shares of common stock of the Company. Ascend Retail Investment LLC, a Delaware limited liability company ("ARI"), as the sole managing member of Amazing Savings, may be deemed to own beneficially (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) the shares of common stock of the Company which Amazing Savings is the direct beneficial owner. Moshael Straus, as the sole managing member of ARI, may be deemed to beneficially own the shares of common stock of the Company which ARI may be deemed to possess beneficial ownership. Mr. Straus is also the Chairman and Co-Chief Executive Officer of the Company.

           (b) Amazing Savings' assets include inventory primarily consisting of giftware, housewares, toys, stationary, party supplies, health and beauty aids, home decor, collectibles, soft goods, candy and snacks. The Company intends to continue to make use of Amazing Savings' assets in the same manner as they were previously utilized.


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ITEM 5.              OTHER EVENTS AND REQUIRED FD DISCLOSURE

           On or before November 25, 2003, the Company will deliver or send notice of the approval of the Merger Agreement by the Board of Directors of the Company and a copy of the Merger Agreement to each holder of shares of common stock of the Company of record as of November 5, 2003 by mail or overnight delivery service, or any other means of communication authorized by such holder to whom the notice and copy of the Merger Agreement are sent.

           Each holder of shares of common stock of the Company who is a record holder of such shares as of November 5, 2003 and who delivers to the Company a written demand for payment of the fair cash value of the shares of common stock of the Company as to which the holder seeks relief (the "Demand") in the manner provided in Section 1701.85 of the Ohio Revised Code and who otherwise complies fully with all of the requirements of Section 1701.85 of the Ohio Revised Code (a "Dissenting Stockholder") shall be entitled to payment of the fair cash value of such shares in accordance with the provisions of Section 1701.85 of the Ohio Revised Code. From the time of the giving of the Demand until termination of the rights and obligations arising from it or the purchase of the shares by the Company, all other rights accruing from the shares subject to the Demand, including voting and dividend or distribution rights, shall be suspended in accordance with Section 1701.85 of the Ohio Revised Code. In the event a Dissenting Stockholder (i) subsequently withdraws the Demand, (ii) fails to comply with Section 1701.85 of the Ohio Revised Code or (iii) does not file a complaint under Section 1701.85(B) of the Ohio Revised Code within the time period provided in that division, the right of such Dissenting Stockholder to receive the fair cash value of the shares as to which relief was sought shall terminate. If a Dissenting Stockholder's right to receive fair cash value is terminated other than by the purchase of the shares by the Company, all rights of the Dissenting Stockholder with respect to such shares shall be restored and all distributions which, except for the suspension, would have been made shall be made to the Dissenting Stockholder.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired
     -----------------------------------------

     As and to the extent required, historical financial statements of Amazing Savings will be filed by amendment to this Current Report on Form 8-K within the time allowed for such filing by Item 7(a)(4) of this Form.

(b)  Pro Forma Financial Information
     -------------------------------

     As and to the extent required, pro forma financial information of the Company will be filed by amendment to this Current Report on Form 8-K within the time allowed for such filing by Item 7(b)(2) of this Form.

(c)  Exhibits
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Exhibit No.                       Exhibit
-----------                       -------

Exhibit 2.1 Merger Agreement, dated November 14, 2003 by and among Amazing Savings, OJSAC and the Company

Exhibit 2.2 Asset Purchase Agreement, dated November 14, 2003 between Amazing Savings and the Company

Exhibit 10.1 Indemnification Agreement, dated November 14, 2003 between Amazing Savings and the Company

Exhibit 10.2 Registration Rights Agreement, dated November 14, 2003 between Amazing Savings and the Company

Exhibit 10.3 Letter of Credit Reimbursement Agreement, dated November 14, 2003 between Moshael Straus and the Company


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 20, 2003
                                              ODD JOB STORES, INC.


                                              By:    /s/ Moshael Straus
                                                     ---------------------------
                                              Name:  Moshael Straus
                                              Title: Chairman and Co-Chief
                                                     Executive Officer



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                                  EXHIBIT INDEX
Exhibit No.         Exhibit
-----------         -------

Exhibit 2.1 Merger Agreement, dated November 14, 2003 by and among Amazing Savings, OJSAC and the Company

Exhibit 2.2 Asset Purchase Agreement, dated November 14, 2003 between Amazing Savings and the Company

Exhibit 10.1 Indemnification Agreement, dated November 14, 2003 between Amazing Savings and the Company

Exhibit 10.2 Registration Rights Agreement, dated November 14, 2003 between Amazing Savings and the Company

Exhibit 10.3 Letter of Credit Reimbursement Agreement, dated November 14, 2003 between Moshael Straus and the Company



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